UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 1, 2023

ARES STRATEGIC INCOME FUND

(Exact Name of Registrant as Specified in Charter)

Delaware	814-01512	88-6432468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY		10167
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

SG Funding Facility and Contribution Agreement

On July 26, 2023, Ares Strategic Income Fund (the “Fund”) entered into the Loan and Servicing Agreement (the “SG Funding Facility”), as equityholder and servicer, with ASIF Funding I, LLC, a wholly owned subsidiary of the Fund (the “Borrower”), as borrower, the lenders from time to time parties thereto, Société Générale, as agent, the collateral agent and collateral administrator party thereto, and the document custodian party thereto, that provides a facility amount of $500 million with a revolving period ending July 26, 2026 and a final maturity date of July 26, 2028. The SG Funding Facility also provides for a feature that allows the Borrower, under certain circumstances, to increase the overall size of the SG Funding Facility to a maximum of $750 million. In addition, on July 26, 2023, the Fund, as transferor, and the the Borrower, as transferee, entered into a Contribution Agreement (the “Contribution Agreement,” and together with the SG Funding Facility, the “Borrower Agreements”), pursuant to which the Fund will transfer to the Borrower certain originated or acquired loans and related assets (collectively, the “Loans”) from time to time.

The obligations of the Borrower under the SG Funding Facility are secured by substantially all assets held by the Borrower, including the Loans. The interest rate charged on the SG Funding Facility is based on an applicable benchmark (Term SOFR, Daily Simple SONIA, EURIBOR, or CDOR) plus an applicable margin that is a blended rate determined as follows: (i) 1.90% per annum for the portion of the collateral pool that consists of broadly syndicated loans, determined by multiplying the aggregate amount of loans outstanding under the SG Funding Facility by the percentage of the collateral pool that consists of broadly syndicated loans, plus (ii) 2.80% per annum for the portion of the collateral pool that does not consist of broadly syndicated loans, determined by multiplying the aggregate amount of loans outstanding under the SG Funding Facility by the percentage of the collateral pool that does not consist of broadly syndicated loans. From and after the six-month anniversary of the effective date of the SG Funding Facility, the applicable margin will be subject to a floor of 2.75% per annum. In addition, the Borrower will pay, among other fees, a daily commitment fee on any monthly distribution date, termination date or on the date of any payment or prepayment of a loan outstanding under the SG Funding Facility. Under the SG Funding Facility, the Fund and the Borrower, as applicable, have made representations and warranties regarding their businesses, among other things, and are required to comply with various covenants, servicing procedures, reporting requirements and other customary requirements for similar facilities. The SG Funding Facility includes usual and customary events of default for such facilities of this nature.

Proceeds from the SG Funding Facility must be used for general corporate purposes, which includes payment of dividends or distributions by the Borrower to the Fund.

Borrowings under the SG Funding Facility are subject to the Borrower Agreements’ various covenants and leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the SG Funding Facility and the Contribution Agreement and is qualified in its entirety by reference to the copies of the SG Funding Facility and the Contribution Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this current report on Form 8-K and incorporated by reference herein.

Commitment Increase Agreement

On July 31, 2023, the Fund entered into a Commitment Increase Agreement (the “Commitment Increase Agreement”) with a certain new lender, and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to the Fund’s Senior Secured Credit Agreement, dated as of December 20, 2022 (as updated, the “Credit Facility”) among the Fund, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Commitment Increase Agreement increased the aggregate amount of the multicurrency commitments under the Credit Facility from $725.0 million to $775.0 million. This is in addition to the dollar commitment under the Credit Facility of $25.0 million, bringing the total commitments under the Credit Facility to $800.0 million.

The description above is only a summary of the material provisions of the Commitment Increase Agreement and is qualified in its entirety by reference to the copy of the Commitment Increase Agreement, which is filed as Exhibit 10.3 to this current report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

On July 31, 2023, the Fund agreed to sell Class I common shares of beneficial interest (the “Class I common shares”) for an aggregate purchase price of $19.3 million. The purchase price per Class I common share will equal the Fund’s net asset value (“NAV”) per Class I common share as of the last calendar day of July 2023 (the “July NAV”), which is generally expected to be available within 20 business days after August 1, 2023. At that time, the number of Class I common shares issued to each investor based on the July NAV and such investor’s subscription amount will be determined and Class I common shares will be credited to the investor’s account as of the effective date of the share purchase, August 1, 2023. The offer and sale of the Class I common shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and/or Regulation S promulgated thereunder.

 Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit Number	Description

10.1*	Loan and Servicing Agreement, dated as of July 26, 2023, among ASIF Funding I, LLC, as borrower, Ares Strategic Income Fund, as equityholder and servicer, the lenders from time to time parties thereto, Société Générale, as agent, the collateral agent and collateral administrator party, and the document custodian party.
10.2*	Contribution Agreement, dated as of July 26, 2023, among Ares Strategic Income Fund, as transferor, and ASIF Funding I, LLC, as transferee.
10.3*	Commitment Increase Agreement, dated as of July 31, 2023, among Ares Strategic Income Fund, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Registration S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES STRATEGIC INCOME FUND

August 1, 2023

	By:	/s/ Joshua M. Bloomstein
	Name:	Joshua M. Bloomstein
	Title:	General Counsel and Secretary